Exhibit 10.1

HELIX ENERGY SERVICES GROUP, INC.
2009 LONG-TERM INCENTIVE CASH PLAN

As adopted by the Compensation Committee of the Board of Directors of Helix Energy Solutions Group, Inc.
on January 2, 2009.

1. Purpose.

The purpose of the Helix Energy Solutions Group, Inc. 2009 Long-Term Incentive Cash Plan (the “Plan”) is to assist Helix Energy Solutions Group, Inc. and its subsidiaries (collectively, the “Company”) in attracting, retaining, and motivating certain executives, officers and other key employees of the Company by providing them with additional long term cash incentives. The purpose of the Plan is to be achieved by the grant of Awards, as defined below.

2. Eligibility.

Eligibility under the Plan shall be limited to employees of the Company at the time of the grant. The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) may select any individual, who at the time of the grant is an employee of the Company, to receive an award under the Plan based in part upon the recommendations of the Company’s Chief Executive Officer (“CEO”).

3. Administration.

(a) Administrator. The Plan shall be administered by the Committee, taking into account the recommendations of the CEO and of such other senior officers as the Committee may determine. The Committee may delegate its authority to administer the Plan to a sub-committee of its members or to one or more officers of the Company. The term “Administrator” shall mean the Committee, or any such sub-committee or officer to which authority has been delegated. The Administrator may rely on the services of the Company’s Human Resources department as necessary or convenient for the administration of the Plan.

(b) Powers and Authority. The Administrator shall have full power and authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select eligible persons who will receive Awards (“Award Recipients”), to determine each Award Recipient’s Award Term, Performance Goals (if any), and Payout Amount, each as defined below, to make all factual and other determinations in connection with the Plan, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Administrator’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all Award Recipients and their respective beneficiaries.

4. Awards.

(a) Award Defined. An “Award” is a right to receive a cash payment, contingent on (a) the Recipient continuing his or her employment with the Company over the Award Term, or (b) (i) the achievement of certain Performance Goals over the Award Term, each as defined below, and (ii) the Committee’s assessment of the performance of the Company and/or the Award Recipient over the Award Term, in each case as determined by the Committee in its sole discretion and set forth in the Award Recipient’s Award Letter.

(b) Award Term. Awards will be measured and vest over such period of time as shall be established by the Administrator (the “Award Term”). Award Terms may be of varying and overlapping durations. The Award Term may be divided into, and the achievement of the Performance Goals determined, in a number of periods during the Award Term (“Award Periods’). Awards shall be subject to forfeiture until the conclusion of the Award Term as provided in Section 5 below and in the Award Letter.

(c) Performance Goals. The Administrator shall establish the performance goals for each Award Term, if applicable. The performance goals, if any, may include any one or more of several criteria, such as, but not limited to, capital management, term of service, return on capital employed, revenue growth, market share, margin growth, return on equity, total stockholder return, increase in net after-tax earnings per share, market price per share, growth in market price per share, increase in operating pre-tax earnings, operating profit or improvements in operating profit, improvements in certain asset or financial measures (including working capital and the ratio of revenues to working capital), credit quality, expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, or general comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria (the “Performance Goals”). The Performance Goals may be measured with respect to the Company alone on an absolute basis, on a relative or comparative basis with such peer companies or index as the Administrator may select, or in such combination thereof as may be determined by the Administrator. Performance Goals may be based on the performance of the Company as a whole, or on the performance of a specified business unit or subsidiary, or on the performance of a group of subsidiaries, divisions or business units. Performance Goals may be measured on a cumulative basis, or in the alternative on an annual, quarterly or other periodic basis, or in the form of a matrix combining various Performance Goals and weighting them in any manner that the Administrator may determine. In establishing the Performance Goals, the Administrator may establish different Performance Goals for individual Award Recipients or groups of Award Recipients.

(d) Target Award. The Administrator shall establish for each Award Recipient a target award (the “Target Award”). The Target Award may be a fixed cash amount, a percentage of base salary or expressed as a formula derived for any measure or amount established by the Administrator in its sole discretion.

(e) Adjustments to Awards due to Certain Circumstances. In order to avoid any undue windfall or hardship due to external causes, the Administrator may make a determination as to whether a specific Performance Goal has been achieved without regard to the effect of any change in accounting standards, any change in the outstanding capital stock, any acquisition or disposition by the Company not planned for at the time the Performance Goals were established or any other extraordinary, unusual or nonrecurring event or item that would otherwise impact the Company’s or a peer company’s reported financial performance. In the event any Award is based on market share price or similar measure, then in the event of changes in the outstanding capital stock of the Company by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award, any outstanding Award and any Award Letter evidencing such Award shall be subject to adjustment by the Committee as to the Performance Goals, the Target Award or any other measure in a manner and on terms necessary to put the Award Recipient in as nearly equivalent of an economic position as is practicable (as determined by the Administrator in good faith). In addition, the event the Company disposes of a substantial portion of its assets without receiving consideration in exchange for such assets, then any outstanding Award and any Award Letter evidencing such Award shall be subject to adjustment by the Committee as to the Performance Goals, Target Award or any other measure in a manner and on terms necessary to put the Award Recipient in as nearly equivalent of an economic position as is practicable (as determined by the Administrator in good faith). The determination of the Administrator as to the proper adjustments to the Award Letter, if made in good faith, shall be conclusive.

(f) Establishment of Awards. Awards shall be granted by the Administrator in writing not later than 90 days after the commencement of the period of service to which the Performance Goals relate. Following the establishment of the Performance Goals, the Administrator shall advise each Award Recipient of the terms and conditions of his or her Award, through the issuance of an “Award Letter” under the Plan, including the method or formula for determining the payouts. The Award Letter shall be in such form and contain such provisions not inconsistent with the provisions of the Plan as the Administrator shall determine. The terms and provisions of the respective Award Letters need not be identical.

(g) Payments under Awards. Upon the conclusion of the Award Period or the Award Term, the Administrator shall review the extent to which the Performance Goals, if any, were achieved for the Award Period or Award Term for each Award Recipient and, if so contemplated by the Award Letter, may also consider subjective factors related to the performance of the Company and/or the Award Recipient during the Award Period or Award Term. The Administrator will make the final determination of the extent to which the Performance Goals were achieved and the payout amount under the Award (the “Payout Amount”) for each of the Award Recipients. The Administrator shall promptly notify each Award Recipient as to the determination of the Payout Amount. The Payout Amount payable to Award Recipients under this Plan shall be paid solely in cash and shall be paid within 30 days of the end of the Award Term or the end of the applicable Award Period.

5. Termination of Employment.

(a) Retirement, Death or Disability. If an Award Recipient’s employment with the Company terminates as a result of such Award Recipient’s retirement, death or disability, any and all outstanding Awards in such Award Recipient’s name as to which the Award Term has not yet been completed shall be deemed forfeited, shall automatically be canceled and shall have no further force or effect, unless the Award Letter expressly directs otherwise.

(b) Other Termination. In the event that an Award Recipient’s employment with the Company terminates other than by reason of death, disability or retirement as provided in Sections 5(a) above, then, any and all outstanding Awards in such Award Recipient’s name as to which the Award Term has not yet been completed shall be deemed forfeited, shall automatically be canceled and shall have no further force or effect, unless the Award Letter expressly directs otherwise.

(d) Change of Control. Notwithstanding the provisions of Section 4 or this Section 5, and unless provided otherwise in the Award Letter, in the event of a “ Change of Control ” of the Company, as defined below, prior to the end of an Award Term of any outstanding Award, then the Performance Goals applicable to such Award shall be deemed to have been satisfied as of the date of such Change of Control to yield a Payout Amount of 100% of the Target Award, and such Award Recipient shall be entitled to the corresponding payment under such Award as of such date in an amount calculated pursuant to the terms of the Award Letter (notwithstanding any continued service condition).

(e) “Change in Control” means a “Change in Control Event” within the meaning of Treasury Regulation § 1.409A-3(i)(5) and described in paragraphs (i), (ii) or (iii) below or any combination thereof as permitted in the Treasury Regulations with respect to the Company:

(i) A change in ownership that occurs when one person or a group (as determined for the purposes of Internal Revenue Code of 1986, as amended (the “Code”) Section 409A) acquires stock that, combined with stock previously owned, controls more than fifty percent (50%) of the value or voting power of the stock of the Company (incremental increases in ownership by a person or group that already owns fifty percent (50%) of the Company prior to such increase do not result in a change in ownership);

(ii) A change in effective control that occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing thirty percent (30%) or more of the voting power of the Company, or (y) the majority of the Board (or, if applicable, the board of directors of the Company’s ultimate parent) is replaced by persons whose appointment or election is not endorsed by a majority of the Board (or, if applicable, the board of directors of such ultimate parent) prior to the date of the appointment or election; or

(iii) A change in ownership of a substantial portion of the assets that occurs on the date that a person or a group acquires, during any 12-month period, assets of the Company having a total gross fair market value equal to eighty-five percent (85%) or more of the total gross fair market value of all of the Company’s assets; provided, however, that there is no change in control event under this paragraph (iii) when there is a transfer to: (w) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (x) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the asset transfer; (y) a person, or more than one person acting as a group, that owns immediately after the asset transfer, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (z) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in item (y) within the meaning of Code Section 409A. For the purposes of this paragraph (iii), “gross fair market value” shall have the meaning as provided in Code Section 409A.

6. Tax Withholding.

The Company shall deduct from any distributions under any Award any federal, state, or local taxes required by law to be withheld with respect to such Award Recipient’s Award.

7. Governing Law.

The Plan, including any Award Letter, shall be construed, administered and governed in all respects under and by the applicable laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction.

8. Plan Amendment and Termination.

The Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Award Recipients. No amendment, modification or termination of the Plan may adversely affect in a material manner any right of any Award Recipient with respect to any Award theretofore granted without such Award Recipient’s written consent. The Company reserves the unilateral right to change any rule under the Plan if it deems such a change is necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended (“ ERISA ”), to the Plan.

9. Section 409A of the Code.

Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code and the final Department of Treasury regulations issued thereunder.  Each Award Letter for an Award that is intended to comply with Section 409A shall be construed and interpreted in accordance with such intention.

10. General Provisions.

(a) No Right to Awards or Continued Employment. The Plan is not a contract between the Company and the Award Recipient. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company or the Administrator in respect of the Plan or any Award Letter, including the establishment of a multi-year Award Term, shall be held or construed as giving the Award Recipient any right to be retained by the Company.

(b) No Funding of Plan. The Company shall not be required to fund or otherwise segregate assets, which may at any time be delivered to Award Recipients under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Award Recipient or former Award Recipient shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.

(c) Notice to Company. Any notice required or permitted to be given under the Plan to the Company shall be sufficient if in writing and delivered by registered or certified mail to the Company at its principal office, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of the date shown on the postmark, or the receipt for registration or certification.

(d) Notice to Award Recipient. Any notice required or permitted to be given under the Plan to the Award Recipient shall be sufficient if in writing and delivered by registered or certified mail to the Award Recipient’s principal residence as reflected in the Company’s personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of the date shown on the postmark, or the receipt for registration or certification.

(e) Non-Exclusivity. The Plan does not limit the authority of the Company or the Administrator to grant cash bonus awards, or authorize or award any other compensation to any person under any other plan or program, including, without limitation, the issuance of stock options or any other awards under the Company’s equity incentive plans.

(f) Non-Assignable and Non-Transferable. The Award Recipient shall not have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate liabilities or maintenance owed by the Award Recipient or any other person, or be transferable by operation of law in the event of the Award Recipient’s or any other person’s bankruptcy or insolvency.

(g) Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect and shall be applied as though the unenforceable provision were not contained in the Plan.